Exhibit 10.19

Print or Type Employee’s Name

BENEFICIARY DESIGNATION
CHS INC.
DEFERRED COMPENSATION PLAN
1.	I, (please print name), hereby designate my death Beneficiary or Beneficiaries under the Plan, as follows:
A.	Primary Beneficiary or Beneficiaries. All of my death benefit shall be paid in equal shares (unless otherwise specified)* to such of the following persons as survive me:

Name** and Address of Person(s) Designated	Social Security Account Number	Relationship to Me

B.	Alternative Beneficiary or Beneficiaries. If none of the persons named in Part A above survives me, all of my death benefit shall be paid in equal shares (unless otherwise specified)* to such of the following persons as survive me:

Name** and Address of Person(s) Designated	Social Security Account Number	Relationship to Me

*	NOTE: If no person qualifies for a particular fractional share, that share shall be distributed pro rata among the fractional shares for which one or more persons do qualify.

**	NOTE: A married woman must be designated by her given name and not by her husband=s name. EXAMPLE: Mary Doe not Mrs. John Doe.
2.	If I have used any of the following terms on this form and I have not otherwise specifically defined that term, the term shall have the following meaning: “issue” means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants; “child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” means living after my death; provided, however, that if there is not sufficient evidence that a Beneficiary was living after my death, it shall be deemed that the Beneficiary was not living after my death. Unless I have otherwise specified in this designation, if a Beneficiary survives me but dies before receipt of all payments due him or her under the Plan, such remaining payments shall be payable to his or her estate and not to any other Beneficiary.

3.	If I designate as a Beneficiary the person who is my spouse on the date of this designation either by name or by relationship, or both, the dissolution, annulment or other legal termination of my marriage to such person shall revoke such designation and this form shall be interpreted as if such person did not survive me. If I designate any other Beneficiary both by name and by relationship to me, the description of the relationship is for identification purposes only and the designation of the Beneficiary by name will be given effect without regard to whether the relationship exists now or at my death. Any designation of a Beneficiary only by statement of relationship to me shall be effective only to designate the person or persons having such relationship to me at my death.

4.	Any previous Beneficiary designation made by me is hereby revoked. I reserve the power to change this designation at any time by a form similar to this both signed by me and received by you prior to my death.

5.	This Beneficiary designation shall be effective only if it is both signed by me and received by you prior to my death.

Date: , 20	Signature:

Address:

Social Security Number: - -

Please deliver this form to:
CHS Benefits Department MS480
CHS Inc.
5500 Cenex Drive
Inver Grove Heights, MN 55077
The above designation was received on
                    , 20     .
CHS INC.

By

For the Committee